Exhibit 32.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Boston Omaha Corporation (the "Company") on Form 10-Q for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on or about the date hereof ("Report"), the undersigned, in my capacity as President and Co-Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2016	/s/ Alex B. Rozek
Alex B. Rozek, President
(Principal Executive Officer)

This certification accompanies the Report and shall not, except to the extent required by the Exchange Act, be deemed filed by the Company.  A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.